                                                             EXHIBIT 10(h)
                              EMPLOYMENT AGREEMENT


      Interstate General Company L.P. is a publicly traded limited partnership. Its units are listed on the AMEX and the PSE. It is commonly referred to as IGC. Its business consists of real estate development and the ownership of properties, principally in Maryland. It also has a corporate affiliate, American Family Homes, LLC., commonly referred to as AFH.

      AFH builds single family homes on homeowner-owned land.

      Interstate General Management Corporation, a Delaware corporation, is the managing general partner of IGC. It is commonly referred to as IGMC.

      Interstate Business Corporation, a Delaware corporation, is a general partner of IGC. It is controlled by the Wilson Family Partnership, a Delaware limited partnership owned by James J. Wilson and his family. Mr. Wilson is the chairman and chief executive officer of IGC. Interstate Business Corporation is commonly referred to as IBC.

      Benjamin L. Poole is a business executive and CPA who has had extensive banking and real estate experience.

      This agreement provides the terms under which Mr. Poole will be employed by IGC as its chief financial officer and serve as chief executive officer and on the Board of AFH for a term of three years.

      The obligations of IGC and AFH under this agreement are guaranteed by IBC.

      Mr. Poole's compensation will consist of salary and other benefits, all as more fully set forth below.

                                 AGREEMENT

      In consideration of the background statement and the mutual undertakings of the parties hereinafter set forth, IGC and AFH (severally and jointly), IBC and Mr. Poole agree as follows:

I.    POSITION AND AUTHORITY

      For the term of this agreement, Mr. Poole will serve as (i) chief financial officer of IGC, reporting to the President of IGC and the board of directors of IGMC, and (ii) a director and chief executive officer of AFH, reporting to the board of directors of AFH.

II.   TERM

      The term of employment of Mr. Poole shall begin on December 7, 1998 (the "Effective Date") and shall continue through the third anniversary of the Effective Date. The term shall be extended upon the third anniversary and each anniversary, thereafter for one year succession periods. Notwithstanding the foregoing, Mr. Poole's employment under this agreement may be terminated if one or more of the following occurs:

      A. If Mr. Poole dies or becomes disabled (as defined below), Mr. Poole's employment shall terminate automatically upon his date of death or disability. For purposes of this agreement, Mr. Poole shall become disabled on such date as medical opinion and the board of directors of IGMC or its successor, or, in lieu thereof, the board of directors of each entity which then employs Mr. Poole under this agreement, determines that Mr. Poole's employment shall terminate due to a physical or psychological disability or impairment which materially interferes with his ability to discharge his duties under this agreement and which it determines is likely to continue for a continuous period of not less than 90 days, provided also that Mr. Poole's termination is not in violation of the Americans with Disabilities Act or other applicable law.

      B. Mr. Poole's employment under this agreement may be terminated for cause, which is hereby defined as (1) willful, reckless or grossly negligent inattention to his duties under this agreement, (2) material unethical conduct, (3) repeated disregard of rules, policies and/or regulations applicable to employees of IGC or one or more of its affiliates identified in this agreement, (4) conviction of a felony or other crime involving theft, fraud or moral turpitude, (5) failure or refusal by Mr. Poole to perform his material obligations under this agreement, and/or (6) any act that is in violation of Mr. Poole's material fiduciary duties under this agreement. The termination of Mr. Poole's employment for cause shall require a decision by the board of directors of IGMC or its successor, or, in lieu thereof, by the board of directors of each entity which then employs Mr. Poole under this agreement.

      C. Mr. Poole may elect to terminate his employment under this agreement prior to the end of the term of this agreement by notice of termination given to each of his employers under this agreement at least sixty (60) days prior to the effective date of termination. In addition, the board of directors of IGMC or its successor, or, in lieu thereof, the board of directors of each entity which then employs Mr. Poole under this agreement may elect to terminate Mr. Poole's employment in all respects under this agreement prior to the end of the term of employment without cause, in which event Mr. Poole will continue to receive his compensation and additional benefits as provided in this agreement, payable ratably over the greater of one year or the remaining original three year term. In case of termination without cause, Mr. Poole's compensation and additional benefits shall cease in any event if and when Mr. Poole assumes other employment.

      D. Except as provided in Paragraph C of this Section II in the case of the termination of Mr. Poole's employment by his employer(s) without cause, upon termination of Mr. Poole's employment hereunder, regardless of the ground or basis therefor, all payment and benefit obligations of such employer(s) hereunder shall cease, provided, however, that Mr. Poole shall receive any accrued benefits to which he is entitled according to the policies and procedures of IGC.

      E. If AFH shall cease operation during the term of this Agreement, Mr. Poole agrees to reassignment within the Interstate group of companies in a position of comparable responsibility and compensation.

III.  COMPANY RULES AND REGULATIONS

      Mr. Poole shall comply with all directives of each entity by which he is employed under this agreement and shall carry out to the best of his ability such directives, policies and regulations. In the event of a conflict between the terms of this agreement and such written rules, policies and regulations, the terms of this agreement shall govern.

IV.   LOCATION OF EMPLOYMENT

      Mr. Poole shall have an executive office at the offices of IGC and its affiliated companies located in the Dulles, Virginia area.

V.    MR. POOLE TO DEVOTE FULL TIME TO DUTIES AND
      RESTRICTIONS ON FUTURE SERVICES

      A. Mr. Poole shall devote his full time and attention to the performance of his duties under this agreement and for the term of this agreement shall have no other employment and shall not render services to any other person or firm, except as noted below in paragraph E of this
Section V.

      B. During the term of this agreement, and for a period of three years thereafter, without the written consent of the board of directors of IGMC, or its successor, or, in lieu thereof, by the board of directors of each entity by which Mr. Poole is then employed under this agreement, Mr. Poole shall not disclose to any person any confidential information obtained by him under this agreement; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosures). Mr. Poole shall be allowed to disclose confidential information to his attorney solely for the purpose of ascertaining whether such information is confidential within the intent of this agreement; provided, however, that Mr. Poole (i) discloses to his attorney the provisions of this subsection and (ii) agrees not to waive the attorney-client privilege with respect thereto. Mr. Poole shall be permitted to disclose confidential information acquired hereunder if such disclosure is required by a court order or if such disclosure is to an authorized employee of any employer under this agreement or any affiliate of such employer, provided, however, that such disclosure is necessary or appropriate in connection with the performance by Mr. Poole of his duties under this agreement.

      C. While Mr. Poole is employed hereunder, he shall use his best efforts to make available to his employers and their affiliates any business opportunities that come to his attention or to the attention of persons (other than natural persons) under his control.

      D. While Mr. Poole is employed under this agreement and for a period of one year thereafter (the "Non-Compete Period"), Mr. Poole agrees that he shall not compete with any employer under this agreement or any affiliate of any employer without the prior written consent of the board of directors or IGMC, or its successor, or, in lieu thereof, by the board of directors of each entity of which Mr. Poole is then or was employed, as the case may be, under this agreement. For purposes of this agreement, the term "compete" shall mean participating as a more than five (5%) percent stockholder, or as an officer, director, employee, partner, agent, consultant, or in any other individual or representative capacity (excluding as a CPA) in or with respect to any homebuilding entity which competes with AFH in the same geographic areas and housing product in the business of building homes. In the event the restrictions against engaging in a competitive activity contained in this subsection D shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period or over too large a geographical area or by reason of their being too extensive in any other respect, this subsection D shall be interpreted to extend only for the maximum period for which it may be enforceable, the maximum geographical area to which it may be enforceable and to the maximum extent in other respects as may be enforceable, all as determined by such court. Mr. Poole acknowledges that a breach of the restrictions contained in this subsection D may cause irreparable injury to one or more employers under this agreement, the amount of which may be difficult to ascertain, and that remedies at law for such breach may be inadequate. Accordingly, Mr. Poole and the employers under this agreement agree that if Mr. Poole is found to have breached the restriction contained in this subsection D, any employer under this agreement, or its affiliates shall be entitled to equitable relief, including but not limited to injunctive relief, without posting bond or other security.

VI.   COMPENSATION

      A. Mr. Poole shall receive an annual base salary of $200,000 to be paid by one or more of the employers under this agreement.

      B. All payments required to be made by any employer under this agreement to Mr. Poole or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as each respective employer may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, each respective employer may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements for law affecting its responsibilities to withhold compensation have been satisfied.

VII.  ADDITIONAL BENEFITS

      In addition to the compensation as defined above, Mr. Poole shall be entitled to the following additional benefits:

      A. Mr. Poole shall be eligible to participate in the health plans and life and disability insurance programs available from time to time to senior executive employees of each employer under this agreement in accordance with the terms and provisions of such plans and programs.

      B. Mr. Poole shall be eligible to participate in all other employee benefits available from time to time to senior executive employees of each employer under this agreement including provisions for a company-paid vehicle, vacations, retirement plans, bonus plans and equity-based incentive compensation plans in accordance with the terms and provisions of such employee benefits.

      C. IGC shall pay Mr. Poole $20,000 upon the Effective Date as a transition payment.

      D. On January 1, 1999 ("Grant Date"), IGC shall grant Mr. Poole 100,000 unit appreciation rights with respect to Class A Units ("Rights"), pursuant to the Company's Employee Unit Incentive Plan (the "Plan"). The Rights shall be evidenced by a separate agreement which shall provide for the following terms: (A.) Base Price - $1; (B.) Vesting - 25,000 Rights shall vest on each January 1, commencing on January 1, 2000, provided that Mr. Poole is then an employee of IGC; (C.) Expiration Date - the Rights will cease to be exercisable upon the sooner of (i) ninety (90) days following termination of Mr. Poole's employment with IGC, or (ii) on the 10th Anniversary of the Grant Date.

      E. AFH shall grant options in AFH common stock to Mr. Poole in such amounts, at such times and on such terms as the Board of Directors of AFH shall decide.

VIII. EQUITY OWNERSHIP

      A. AFH hereby transfers to Mr. Poole 5% of the outstanding common stock of AFH ("Founders' Shares"), provided, however, that Mr. Poole shall forfeit (i) 100% of such Founders' Shares if Mr. Poole terminates his employment or is terminated for any reason on or before the First Anniversary of the Effective Date; and (ii) 75% of such Founders' Shares if Mr. Poole terminates his employment or is terminated for any reason after the First Anniversary of the Effective Date but on or prior to the Second Anniversary of the Effective Date; (iii) 50% of such Founders' Shares if Mr. Poole terminates his employment or is terminated for any reason after the Second Anniversary of the Effective Date but on or prior to the Third Anniversary of the Effective Date, and (iv) 25% of such Founders' Shares if Mr. Poole terminates his employment or is terminated for any reason after the Third Anniversary of the Effective Date but prior to the Fourth Anniversary of the Effective Date; provided, further, that if Mr. Poole is terminated due to death or Disability, AFH shall transfer to Mr. Poole or to his beneficiaries, in addition to such Founders' Shares that Mr. Poole would otherwise retain upon termination of his employment, 1% of the outstanding common stock or common stock equivalent of AFH. Beginning on the Effective Date, Mr. Poole shall be entitled to all dividends paid and any voting rights in respect of the Founders' Shares. Mr. Poole also shall be entitled to liquidation proceeds, if any, with respect to such Founders' Shares as are not subject to forfeiture pursuant to this Section VIII.A. Any Founders' Shares transferred hereunder shall not be transferable if such Founders' Shares are subject to forfeiture pursuant to this Section VIII.A. The foregoing sentence shall not apply to a transfer that is part of a transaction whereby substantially all of the assets or stock of AFH, as the case may be, is sold or otherwise transferred to an unrelated third party, unrelated meaning an entity not controlled by a party to this Agreement or by James J. Wilson and/or his family.

      B. Mr. Poole hereby represents and warrants that he is acquiring the Founders' Shares for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Mr. Poole agrees and acknowledges that he will not, directly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Founders' Shares unless such transfer, sale, assignment, pledge, hypothecation or other disposition (i) is pursuant to an effective registration statement under the Securities Act of 1933 and the rules and regulations in effect thereunder (the "Act") and under all applicable state securities laws, or (ii) Mr. Poole shall have furnished the issuer with an option of counsel, which opinion and counsel shall be satisfatory to the issuer, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and under all applicable state securities laws.

      C. Mr. Poole acknowledges that he has been advised by AFH that (i) the Founders' Shares have not been registered under the Act; (ii) the Founders' Shares must be held indefinitely and Mr. Poole must continue to bear the economic risk of the investment in the Founders' Shares unless the offer and sale of such shares is subsequently registered under the Act and all applicable state securities laws or an exemption from registration is available; (iii) it is not anticipated that there will be any public market for the Founders' Shares in the foreseeable future; (iv) Rule 144 promulgated under the Act is not presently available with respect to the sales of any securities of AFH, and AFH has made a covenant to make such rule available; (v) when and if the Founders' Shares may be disposed of without registration under the Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Act; (vii) a restrictive legend substantially in the form set forth in Paragraph D of this Section VIII shall be placed on the certificates representing the Founders' Shares; and
(viii) a notation shall be made in the appropriate records of AFH indicating that the Founders' Shares are subject to restriction on transfer and, if the issuer shall at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Founders' Shares.

      D. If any of the Founders' Shares are to be disposed of in accordance with Rule 144 under the Act or otherwise, Mr. Poole shall promptly notify the issuer of such Founders' Shares of the intended disposition and shall deliver to the issuer at or prior to the time of such disposition such documentation as the issuer may reasonably request in connection with such disposition and, in the case of a disposition pursuant to Rule 144, shall deliver to the issuer an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission. Mr. Poole agrees that, if any securities of AFH are offered to the public pursuant to an effective registration statement under the Act, Mr. Poole will not without the consent of the issuer effect any public sale or distribution of the Founders' Shares not covered by such registration statement within seven (7) days prior to, or within ninety (90) days after, the effective date of such registration statement. Mr. Poole is aware that the Founders' Shares shall bear a legend in substantially the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS (THE "LAWS") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT IT MAY BE TRANSFERRED IN COMPLAIANCE WITH THE ACT AND THE LAWS.

      E. On each occasion, if any, following the Effective Date, that AFH contemplates filing with the SEC a registration statement under the Act relating in whole or in part to the primary offer and sale of shares of its common stock or common stock equivalent, other than a registration statement which relates exclusively to the registration of securities under an employee stock option, bonus, retirement or other compensation plan or solely to the issuance of securities in connection with a business acquisition or combination, AFH shall notify Mr. Poole in writing of its intention to do so at least thirty (30) days prior to the filing of each such registration statement. If Mr. Poole gives written notice to AFH within fifteen (15) days of receipt of such notice from AFH of Mr. Poole's desire to have any of his Founders' Shares included in such registration statement, then Mr. Poole may, subject to the provisions of this Section VIII.E, have his Founders' Shares so included. AFH shall file any required amendments of or supplements to any registration statement filed pursuant to this Section VIII.E. AFH shall bear all expenses in connection with the registration statement. Notwithstanding the foregoing, if the underwriter of any such offering determines that the number of shares proposed to be sold by AFH and/or by Mr. Poole is greater than the number of shares which the underwriter believes feasible to sell at the time, at the price and upon the terms approved by AFH, then the number of shares which the underwriter believes may be sold shall be allocated in the following order:
(i) primary shares being offered by AFH, and (ii) pro rata, between the Founders' Shares owned by Mr. Poole and the shares of any other shareholder of AFH with rights generally similar to the rights provided to Mr. Poole under this Section VIII.E.

IX.   INDEMNIFICATION

      IGC agrees to indemnify Mr. Poole, with respect to his performance of his duties described herein, to the maximum extent permitted by law, subject to the terms of the Third Amended and Restated Limited Partnership Agreement of the Company. Each employer under this agreement other than IGC agrees to indemnify Mr. Poole, with respect to his respective duties for such employer, to the maximum extent permitted by law.

X.    ARBITRATION

      A. Any dispute or controversy arising between Mr. Poole and any employer(s) under this agreement relating to this agreement shall be submitted to private, binding arbitration, upon the written request of Mr. Poole or any employer(s), before one arbitrator, under the administration of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of such dispute or controversy, the employer(s) and Mr. Poole shall mutually select and identify an arbitrator. In the further event that the employer(s) and Mr. Poole have not selected an arbitrator within 60 days of initiation of the arbitration, the AAA shall select an arbitrator. The arbitrator shall have no power or authority to add to, subtract from, or otherwise modify the terms of this agreement. A judgement based upon an arbitration award may be entered in any court having jurisdiction thereof. Any arbitration proceeding pursuant to this Section X shall be held in the Washington, D.C. metropolitan area.

      B. Notwithstanding the foregoing, any action brought by any employer under this agreement seeking a temporary restraining order, temporary and/or permanent injunction and/or a decree of specific performance of the terms of this agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to arbitration.

XI.   ASSIGNABILITY AND BINDING EFFECT

      Mr. Poole may not assign this agreement, or any obligation or rights hereunder, to any other person or entity without the express written consent of the board of directors of IGMC, or its successor, or, in lieu thereof, by the board of directors of each entity which then employs Mr. Poole under this agreement. This agreement shall be binding upon Mr. Poole and his heirs, executors, administrators and successors.

XII.  GOVERNING LAW

      This agreement shall be governed by the laws of the State of Delaware (excluding the choice-of-law rules thereof).




XIII. CAPTIONS

      All captions contained in this agreement are for convenience only and in no way defined or describe the intent of the parties or specific terms hereof.

XIV.  SEVERABILITY

      If any provision of this agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions shall not be affected thereby.

XV.   ENTIRE AGREEMENT

      This agreement contains the entire agreement among the parties relating to the subject matter hereof. All prior negotiations or stipulations concerning any matter, which preceded or accompanied the execution hereof are conclusively deemed to be superseded hereby.

      No provision of this agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Mr. Poole and such officers or directors as may be specifically designated by the board of directors of IGMC, or, in lieu thereof, by the board of directors of each entity which then employs Mr. Poole under this agreement.

XVI.  NOTICES

      For purposes of this agreement, notices and all other communications provided for in this agreement shall be in writing, addressed as follows, and shall be duly given when delivered, if given by hand or facsimile transmission, or upon receipt, if given by United States mail:

      If to any employer:

      c/o  Interstate General Company L.P.
           Suite 110
           5160 Parkstone Drive
           Chantilly, Virginia 20151

      If to Mr. Poole:

           Benjamin L. Poole
           15007 Scottswood Court
           Woodbine, MD  21797

Or to such other address and/or persons as any party may furnish to the other(s) in writing in accordance herewith.

      IN WITNESS WHEREOF, each party has executed this agreement on the day and year first set forth below, and each party represents that it has the capacity and authorization to execute this agreement.

                                        INTERSTATE GENERAL COMPANY L.P.
                                        BY:  INTERSTATE GENERAL MANAGEMENT
                                             CORPORATION, its managing
                                             general partner



Date:     November 16, 1998                  /s/ James J. Wilson
          ------------------                 ------------------------------
                                        By:  James J. Wilson
                                             President

                                        AMERICAN FAMILY HOMES, INC.



Date:     November 16, 1998                  /s/ Mark Augenblick
          ------------------                 ------------------------------
                                        By:  Mark Augenblick
                                        Title: Chairman



Date:     November 24, 1998                  /s/ Benjamin L. Poole
          ------------------                 ------------------------------
                                             Benjamin L. Poole

In order to induce Benjamin L. Poole to enter into this Employment Agreement, Interstate Business Corporation, Inc., a Delaware corporation ("IBC") hereby unconditionally guarantees the performance of the obligations of each of IGC and AFH under this Employment Agreement.

                                        INTERSTATE BUSINESS CORPORATION



Date:     November 17, 1998                  /s/ J. Michael Wilson
          ------------------                 ------------------------------
                                        By:  J. Michael Wilson
                                        Title:  President